Exhibit 15
August 3, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report (which includes an explanatory paragraph as to the Company’s ability to continue as a going concern) dated August 3, 2017 on our review of interim financial information of CTI BioPharma Corp. for the three- and six-month periods ended June 30, 2017 and 2016, and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, is incorporated by reference in the Registration Statements of CTI BioPharma Corp. on Forms S-3 (Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-161442, 333-163479, 333-177506, 333-182330, 333-183037, 333-192748, 333-192749, 333-200452 and 333-200453) and Forms S-8 (Nos. 333-146624, 333- 152168, 333-158260, 333-162955, 333-170044, 333-178158, 333-184004, 333-189611, 333-196510, 333-207176, 333-207177, 333-211006, 333-218946 and 333-218947).

Yours very truly,

/s/Marcum LLP

Marcum LLP
San Francisco, California
August 3, 2017